                                                                   EXHIBIT 10.15

    MELF (MACHINERY AND EQUIPMENT LOAN FUND) TO HARRIS CORPORATION #96-9-250

                                $500,000.00 LOAN

                          DATED AS OF NOVEMBER 3, 1998

        BETWEEN HARRIS CORPORATION AND THE COMMONWEALTH OF PENNSYLVANIA,

   acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, MADE this 2nd day of November, 1998, effective as of November 3, 1998, BY AND BETWEEN HARRIS CORPORATION, a Delaware corporation , with offices at 125 Crestwood Road, Mountaintop, Pennsylvania 18707-2189, (the "Borrower") and the COMMONWEALTH OF PENNSYLVANIA, acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT, having its principal place of business at Room 480 Forum Building, Harrisburg, Pennsylvania 17120 (the "Department").

                                WITNESSETH THAT:

      WHEREAS, the Borrower has established an industrial development project on a tract of land in Luzerne County, Pennsylvania (the "Project"); and

      WHEREAS, in concert with the establishment of the Project, the Borrower has purchased or intends to purchase certain machinery and equipment for use at the Project as more fully described at Exhibit A and which is incorporated herein by reference and made a part hereof (the "Equipment"); and

      WHEREAS, pursuant to the authority granted the Department by virtue of the Machinery and Equipment Loan Fund ("MELF') Act, Act 120 of 1988, P.L 1050 (the "Act"), the Department has approved the Borrower's application (the "Application") for a loan not to exceed the principal amount of $500,000 (the "Loan") to be used exclusively to defray a part of the cost of purchasing the Equipment (the "Cost"); and

      WHEREAS, the Department is willing to make the Loan upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and intending to be legally bound hereby, covenant and agree as follows:

      Section 1. The Loan. Subject to the conditions set forth herein, the Department agrees to make the Loan to the Borrower for the purpose of defraying a portion the Cost of purchasing the equipment described in Exhibit A.

      Section 2. The Note. The Loan shall be evidenced by a note (the "Note") of even date herewith given by the Borrower to the Department, the terms and provisions of which are incorporated herein by reference thereto and made a part hereof.

      Section 3. The Security Documents.

      a. The Security Agreement. Payment of the Note and satisfaction of all obligations of the Borrower hereunder and under the Note shall be secured by a perfected security interest in the equipment given by the Borrower to the Department under a security agreement of even date herewith (the "Security Agreement"), the terms and provisions of which are incorporated herein by reference thereto and made a part hereof. The Security Agreement shall be dated the date of the Note and shall create a perfected first lien upon the Equipment.

      b. The Note, Security Agreement and this Agreement shall be referred to herein collectively as the Loan Documents.

      Section 4. Prepayments. Prepayments of the outstanding principal amount of the Loan shall be as set forth in and governed by the terms of the Note.

      Section 5. Representations and Warranties of the Borrower. To induce the Department to enter into this Agreement and to make the Loan, the Borrower represents and warrants that:

      (a) the Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Pennsylvania;

      (b) the Borrower has all necessary corporate power and authority to purchase, own, encumber and sell Borrower's property and to carry on Borrower's business as now being conducted, and to carry out the transactions contemplated by this Agreement;

      (c) the execution and delivery of this Agreement, consummation of the transactions herein contemplated and compliance with the terms and provisions hereof and of the Note and Security Agreement will not conflict with, or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which Borrower is bound or to which Borrower or Borrower's property is subject, or constitute a default thereunder, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever (except those created pursuant hereto) upon any of the property of the Borrower pursuant to the terms of any such agreement, indenture or other instrument;

      (d) the execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance and delivery of the Note and the Security Agreement in accordance with the provisions hereof have each been duly authorized by all necessary corporate action on the part of the Borrower;

      (e) this Agreement has been duly and validly executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower, enforceable in accordance with the terms of this Agreement and the Note and Security Agreement, when executed and delivered in accordance with the terms thereof, will be valid and legally binding obligations of the Borrower, enforceable in accordance with the respective terms of each;

      (f) there is no material litigation or governmental proceeding pending or, to the knowledge of the Borrower or Borrower's officers, threatened against the Borrower other than that which has been previously disclosed to the Department in writing. If such litigation or proceeding exists, Borrower shall set forth in an exhibit information regarding the amount of the claim, the forum in which the claim was filed, the date for the same, all of which shall be attached hereto and made a part hereof;

      (g) the Borrower has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as such taxes have become due; and

      (h) no consent or approval to the execution and performance of this Agreement and the transactions contemplated hereby not already obtained is required to be obtained by the Borrower from any governmental body, authority, agency, court or other person or entity, public or private, other than the Department.

      All of the representations and warranties of the Borrower set forth herein shall survive and continue until the Loan is paid in full and all of the Borrower's obligations hereunder have been satisfied.

      Section 6. General Conditions of Lending. The obligation of the Department to make the Loan hereunder is subject to the fulfillment of the following conditions by the Borrower to the satisfaction of the Department:

      (a) concurrently with, or prior to, the disbursement of the Loan and dated the date of such disbursement, the Borrower shall have furnished to the Department in form and substance satisfactory to the Department's counsel a favorable written opinion of Borrower's counsel;

      (b) there shall have been delivered to the Department a certificate executed by the Secretary of the Borrower, dated the date of the initial disbursement under the Loan, setting forth the corporate action taken by the Borrower in connection with the Loan and the authorization of the Borrower, or authorized representatives of the Borrower to execute, deliver and perform pursuant to the terms and conditions of this Agreement, and the execution by the Borrower of the Note, the Security Agreement and all related documentation, their By-Laws and Articles of Incorporation as the Department's counsel shall deem appropriate;

      (c) all legal matters incident or related to the Loan shall be in form and substance satisfactory to counsel for the Department;

      (d) the Note and the Security Agreement and related financing statements shall have been duly executed and delivered to the Department or delivered for recording, where appropriate; and

      (e) compliance with such other conditions as shall be required by the Department.

      Section 7. Covenants of the Borrower. Until the Loan has been entirely repaid and all of Borrower's obligations to the Department in connection therewith and herewith have been satisfied, the Borrower hereby covenants that:

      (a) the Borrower shall use the proceeds of the Loan solely for the purpose of defraying a portion of the Cost;

      (b) the Borrower shall preserve Borrower's corporate existence, rights, privileges and franchises, and maintain Borrower's good standing as a corporation under the laws of Delaware;

      (c) the Borrower shall comply with all laws, regulations and orders of any court or governmental body having jurisdiction over the Project;

      (d) the Borrower shall, upon request by the Department, provide financial information and other information concerning Borrower in form reasonably satisfactory to the Department, including at least the following:

            (i) a certificate of an authorized officer of the Borrower setting forth the number of employees and their respective job classifications (skilled, semiskilled and unskilled) employed during the previous year at the Project; and
(ii) financial statements of the Borrower for its most recent fiscal year, including its balance sheet and income statement;

      (e) the Borrower shall comply with all of the terms and conditions of this Agreement, the Note, and the Security Agreement;

      (f) the Borrower shall not create any additional debt secured by the Equipment;

      (g) the Borrower shall not discriminate against any employee or against any applicant for employment because of race, color, religious creed, national origin, ancestry, sex or age (including, but not limited to, employment upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship). The Borrower hereby accepts and agrees to be bound by the nondiscrimination provisions as set forth in Exhibit "B" attached hereto;

      (h) the Borrower shall comply with the contractor integrity provisions as set forth in Exhibit "C" attached hereto;

      (i) the Borrower shall comply with the contractor responsibility provisions as set forth in Exhibit "1)" attached hereto;

      (j) the Borrower shall pay all the costs of filing financing statements and any other costs that may be incurred pursuant to the closing and administration of the Loan;

      (k) the Borrower shall provide proper facilities at all times for inspection of the Equipment by the Department and its authorized representatives, and shall afford full and free access to the Project to such persons as may from time to time be designated by the Department;

      (l) without the Prior written consent of the Department, the Borrower shall not (i) change its name, merge, consolidate or divide, or (ii) sell, transfer, assign, lease or otherwise convey or dispose of all or any material part of its assets, except in the ordinary course of business;

      (m) the Borrower shall comply with the Americans With Disabilities Act Provisions as set forth in Exhibit "E" attached hereto; and

      (n) the Borrower shall provide the Department yearly with the Borrower's current 10K filing with Securities and Exchange Commission.

      (o) the Borrower shall create 31 new full-time equivalent jobs (one full-time equivalent job is 1,950 hours of employment per year), as specified in Borrower's Application within three years from the date of this Agreement over and above the existing 901.3 full-time equivalent jobs that existed at the time Borrower submitted its Application to the Department.

      Section 8. Events of Default. The following shall each constitute an event of default hereunder (an "Event of Default"):

      (a) The Borrower shall fail to pay when due any amount payable under any of the Loan Documents (including, without limitation, any installment of principal or interest under the Note), and such failure shall continue for a period of thirty (30) days;

      (b) any representation or warranty made herein, in the application to the Department made by the Borrower in connection with the Loan, or in any certificate or financial or other statement furnished pursuant to the provisions hereof or as a part of such application, shall have been false or misleading in any material respect as of the time made or furnished;

      (c) the Borrower shall (i) become insolvent, (ii) admit Borrower's inability to pay Borrower's debts as they come due, (iii) make an assignment to the benefit of Borrower's creditors, (iv) be adjudicated bankrupt or insolvent,
(v) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (vi) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been discharged within sixty (60) days of the initiation thereof, or (vii) seek to take advantage of any moratorium law either now or hereafter in effect;

      (d) a receiver, liquidator or trustee shall be appointed for the Borrower and shall not have been discharged within sixty (60) days;

      (e) a default or an event of default under the Security Agreement or the Note, or, any other instrument relating to the Loan shall occur or be continuing and such default shall not be remedied for a period of thirty (30) days after the giving of written notice thereof to the Borrower by the Department; or

      (f) the Borrower shall fail to perform any other covenant, condition or provision hereof or of any of the Loan Documents and such failure shall not be remedied for a period of thirty (30) days after the giving of written notice thereof to the Borrower by the Department.

Immediately and without prior notice to the Borrower, upon the occurrence of an Event of Default hereunder, the Department, or any subsequent holder of the Note, may declare the Note and interest accrued thereon and all liabilities of the Borrower thereunder, to be immediately due and payable, and the same shall thereupon become and be due and payable, without presentment, demand, protest or notice of any kind to the Borrower, all of which are hereby expressly and knowingly waived. In addition, upon the occurrence of an Event of Default hereunder, the Department shall have the right to raise the rate of interest on the Loan up to twelve and one-half percent (12 1/2%) per annum, applied retroactively to the date of the first occurrence of the default until such time as the default is cured.

      Section 9. Failure to Create Jobs. Upon the occurrence of an Event of Default based solely on the Borrower's failure to create the number of employment opportunities or jobs specified in Borrower's application, the Department shall have the right to increase the interest rate to the greater of 12-1/2% per annum or two percentage points greater than the prime interest rate (as defined in the Note), unless such an increase is waived by the Department because the failure to meet the job projections is deemed to be the result of circumstances beyond the control of the Borrower.

      Section 10. Miscellaneous. The terms of the Loan Documents shall be construed liberally in favor of the Department to effectuate the purposes hereof. No delay or failure on the part of the Department in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment, waiver, or discontinuance of steps to enforce such a right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of the Department hereunder are cumulative and concurrent and not exclusive of any rights or remedies which the Department might otherwise have. The Department shall have the right at all times to enforce the provisions of this Agreement, the Note, the Security Agreement, and all related documentation in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Department in refraining from so doing at any time or times. The failure of the Department at any time or times to enforce the Department's rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or any such documentation or as having in any way or manner modified or waived the same.

      Section 11. Writing Required. Any permit, consent or approval of any kind or character on the part of the Department under this Agreement, and any waiver of any provision or condition of this Agreement, must be in writing and executed by the Department and shall be effective only to the extent specifically set forth in such writing.

      Section 12. Duration of Covenants. All covenants and agreements of the Borrower contained herein or made in writing in connection herewith shall survive and continue until the Loan is entirely paid and all of the Borrower's obligations hereunder have been entirely satisfied.

      Section 13. Pennsylvania Law to Govern. This Agreement, the Commitment Letter dated June 5, 1997, the Note, and the Security Agreement and all other agreements delivered pursuant hereto shall be deemed to be contracts made under the laws of the Commonwealth of Pennsylvania and, for all purposes, shall be construed in accordance with the laws of such Commonwealth.

      Section 14. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient and each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      Section 15. Complete Agreement. This Agreement, the Note, and the Security Agreement constitute the entire agreement between the Department and the Borrower. The Loan Documents supersede and replace all prior agreements related to the subject matter thereof. Such instruments may be modified or amended only by a written instrument duly executed by the Department and the Borrower.

      Section 16. Notices. Notices required hereunder, or any correspondence concerning this Agreement shall be directed to the following addresses and shall be deemed properly given (a) if delivered by hand, (b) if sent by certified mail, return receipt requested, postage prepaid, or by recognized overnight courier service (including, without limitation, Federal Express or United Parcel Service overnight service), charges Prepaid; or (c) if sent by facsimile, with a copy sent by first class U.S. Mail, postage prepaid.

      To the Department:

            PENNSYLVANIA DEPARTMENT OF COMMUNITY
            AND ECONOMIC DEVELOPMENT
            480 Forum Building
            Harrisburg, Pennsylvania 17120
            FAX:  (717) 772-2890
                  Attention:  Machinery and Equipment Loan Fund

      To Borrower:

            HARRIS CORPORATION, SEMICONDUCTOR SECTOR
            125 Crestwood Road
            Mountaintop, Pennsylvania 18707-2189
                  Attention:  Plant Manager

      And simultaneously to:

            HARRIS CORPORATION, SEMICONDUCTOR SECTOR
            2401 Palm Bay Rd., N.E.

            Palm Bay, Florida 32905
                  Attention:  Vice President-Counsel

Notices and communications hereunder shall be deemed sufficiently given when dispatched pursuant to the foregoing provisions. Notices and communications delivered by hand shall be effective upon receipt; notices and communications sent by fax, with a copy by first class U.S. Mail, shall be effective upon dispatch; notices and communications sent by recognized overnight courier service shall be effective on the business day following dispatch; and notices sent by certified mail shall be effective on the third business day following dispatch. The parties hereto may, by a notice given hereunder, designate any further or different addresses to which any subsequent notice or communication hereunder shall be sent.

      Section 17. Severability. The terms and provisions of this Agreement are severable. The unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Agreement under federal, state or other applicable law shall not render any other term, covenant, condition or provision hereof unenforceable or invalid.

      Section 18. Under Seal. This Agreement shall take effect as an instrument under seal.

      Section 19. Further Assurances. The Borrower, from time to time, shall execute such further instruments as the Department may reasonably request to further confirm and assure the interests and rights created or intended to be created in favor of the Department hereunder or under the Security Agreement or the Note.

      Section 20. Successors and Assigns. This Agreement and each of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Department and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder or thereunder without the prior written consent of the Department. The parties do not intend the benefits of this Agreement to inure to any third party. No portion of the Department's commitment to make the Loan will, at any time, be subject to attachment or levy by any creditor of the Borrower or by any contractor, subcontractor, materialman or supplier or any creditor of any such contractor, subcontractor, materialman or supplier. Notwithstanding anything contained herein or in the Note, the Security Agreement, or any other document executed in connection with this transaction, or any conduct or course of conduct by any of the parties hereto, before or after signing this Agreement or any of the other aforesaid documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against the Department, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than the Borrower.

      Section 21. Setoff. The Borrower agrees that the Commonwealth of Pennsylvania may set off the amount of any state tax liability or other debt of the Borrower or its respective subsidiaries that is owed to the Commonwealth and not being contested on appeal against any payments due the Borrower under this or any other contract with the Commonwealth.

      Section 22. Consent to Jurisdiction. Borrower hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Loan Documents may be brought in any federal or state court located in or whose district includes Harrisburg, Pennsylvania or the county wherein the Project is located and consents to the jurisdiction of such court in any such suit, action or proceeding, and (b) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrower at its address provided under or pursuant to Section 15. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided bylaw. All mailings under this section shall be by certified or registered mail, return receipt requested. Nothing in this section shall affect the right of the Department to serve legal process in any other manner permitted by law or affect the right of the Department to bring any suit, action or proceeding against the Borrower or Borrower's property in the courts of any other jurisdiction.

      Section 23. Incorporation by Reference. All exhibits to this Agreement and the terms of all Loan Documents shall be incorporated herein by reference as though expressly set forth herein.

      Section 24. Descriptive Headings. Descriptive headings of the several Sections of each of the Loan Documents are intended for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:                         COMMONWEALTH OF PENNSYLVANIA,
                                 acting by and through the DEPARTMENT OF
                                 COMMUNITY AND ECONOMIC DEVELOPMENT


/s/ Jody Michael                 By [illegible]
--------------------------          ---------------------------------
                                    Deputy Secretary

(OFFICIAL SEAL)

ATTEST:                          HARRIS CORPORATION SEMICONDUCTOR SECTOR


/s/ Richard L. Balantyne         By /s/ Gregory L. Williams
--------------------------          ---------------------------------
Secretary                           Sector President

(CORPORATE SEAL)

                                   EXHIBIT "A"

                                    EQUIPMENT

      Debtor's "Equipment" - The machinery, equipment and other tangible personal property listed below, and all parts, replacements, additions and accessions thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

                             THE EQUIPMENT SCHEDULE

TYPE OF EQUIPMENT           VENDOR/MANUFACTURER     MODEL NO/SERIAL NO.
-----------------           -------------------     -------------------
Chemical vapor deposition   Novellus Systems, Inc.  Concept One-200 Maxus 96-
system                                              24-2151

                                   EXHIBIT "B"

                            NONDISCRIMINATION CLAUSE

        During the term of this contract, the Borrower agree as follows:

      1. the Borrower shall not discriminate against any employee, applicant for employment, independent contractor or any other person because of race, color, religious creed, ancestry, national origin, age or sex. The Borrower shall take affirmative action to insure that applicants are employed, and that employes or agents are treated during employment, without regard to their race, color, religious creed, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. The Borrower shall post in conspicuous places, available to employes, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this nondiscrimination clause.

      2. the Borrower shall in advertisements or requests for employment placed by it or on its behalf state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, ancestry, national origin, age, or sex.

      3. the Borrower shall send each labor union or workers' representative with which they have a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers' representative of their commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by the Borrower.

      4. it shall be no defense to a finding of noncompliance with this nondiscrimination clause that the Borrower had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the Borrower was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

      5. where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that the Borrower will be unable to meet its obligations under this nondiscrimination clause, the Borrower shall then employ and fill vacancies through other nondiscriminatory employment procedures.

      6. the Borrower shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of the Borrower's noncompliance with the nondiscrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and the Borrower may be declared temporarily ineligible for further Commonwealth contracts, and other sanctions may be imposed and remedies invoked.

      7. the Borrower shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the contracting agency and the Office of Administration, Bureau of Affirmative Action, for purposes of investigation to ascertain compliance with the provisions of this clause. If the Borrower does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the contracting agency or the Bureau of Affirmative Action.

      8. the Borrower shall actively recruit minority subcontractors or subcontractors with substantial minority representation among its employes.

      9. the Borrower shall include the provisions of this nondiscrimination clause in every subcontract, so that such provisions will be binding upon each subcontractor.

      10. the Borrower obligations under this clause are limited to the Borrower's facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

                                   EXHIBIT "C"

                         CONTRACTOR INTEGRITY PROVISIONS

      1. Definitions.

      a. Confidential information means information that is not public knowledge, or available to the public on request, disclosure of which would give an unfair, unethical, or illegal advantage to another desiring to contract with the Commonwealth.

      b. Consent means written permission signed by a duly authorized officer or employee of the Commonwealth, provided that where the material facts have been disclosed, in writing, by prequalification, bid, proposal, or contractual terms, the Commonwealth shall be deemed to have consented by virtue of execution of this Agreement.

      c. Commonwealth means the Commonwealth of Pennsylvania Acting by and Through its Department of Community and Economic Development and any agencies and instrumentalities of the Commonwealth of Pennsylvania for which the Department of Community and Economic Development provides staff services (including without limitation the Pennsylvania Industrial Development Authority, Pennsylvania Economic Development Financing Authority, Pennsylvania Energy Development Authority, and Pennsylvania Minority Business Development Authority).

      d. Contractor means the individual or entity that has entered into an agreement with the Commonwealth, assumed the obligations of another to repay moneys to the Commonwealth, or is the intended beneficiary of, and has knowingly received benefits under, an agreement between the Commonwealth and a financial intermediary or educational institution, including directors, officers, partners, managers, key employees, and owners of more than a 5% interest.

      e. Financial Interest means:

            (1) ownership of more than a 5% interest in any business; or

            (2) holding a position as an officer, director, trustee, partner, employee, or the like, or holding any position of management.

      f. Gratuity means any payment of more than nominal monetary value in the form of cash, travel, entertainment, gifts, meals, lodging, loans, subscriptions, advances, deposits of money, services, employment, or contracts of any kind.

      2. The Contractor shall take no action in violation of state or federal laws, regulations, or other requirements that govern contracting with the Commonwealth.

      3. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, confer, or agree to confer any pecuniary benefit on anyone as consideration for the decision, opinion, recommendation, vote, other exercise of discretion, or violation of a known legal duty by any officer or employee of the Commonwealth.

      4. The Contractor shall not, in connection with this or any other agreement with the Commonwealth, directly or indirectly offer, give, or agree or promise to give to anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Commonwealth.

      5. Except with the consent of the Commonwealth, the Contractor shall not have a financial interest in any other contractor, subcontractor, or supplier providing services, labor, or material on this project.

      6. The Contractor, upon being informed that any violation of these provisions has occurred or may occur, shall immediately notify the Commonwealth in writing.

      7. The Contractor, by execution of this Agreement and by the submission of any bills or invoices for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

      8. The Contractor, upon the inquiry or request of the Inspector General of the Commonwealth or any of that official's agents or representatives, shall provide, or if appropriate, make promptly available for inspection or copying, any information of any type or form relevant to the Contractor's compliance with this Agreement (including without limitation these provisions relating to Contractor integrity). Such information shall be retained by the Contractor for a period of three years beyond the termination of the contract unless provided bylaw.

      9. For violation of any of the above provisions, the Commonwealth may declare an event of default hereunder, subject to applicable notice and cure provisions, and debar and suspend the Contractor from doing business with the Commonwealth, including without limitation participation in its financial assistance programs. These rights and remedies are cumulative, and the use or nonuse of any one shall not preclude the use of all or any other. These rights and remedies are in addition to those the Commonwealth may have under law, statute, regulation, or otherwise.

                                   EXHIBIT "D"

                      CONTRACTOR RESPONSIBILITY PROVISIONS

      1. The Contractor certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government, and if the Contractor cannot so certify, then it agrees to submit along with the bid/proposal a written explanation of why such certification cannot be made.

      2. If the Contractor enters into any subcontracts or employs under this contract any subcontractors/individuals who are currently suspended or debarred by the Commonwealth or the federal government or who become suspended or debarred by the Commonwealth or federal government during the term of this contract or any extensions or renewals thereof, the Commonwealth shall have the right to require the Contractor to terminate such subcontracts or employment.

      3. The Contractor agrees to reimburse the Commonwealth for the reasonable costs of investigation incurred by the Office of Inspector General for investigations of the Contractor's compliance with terms of this or any other agreement between the Contractor and the Commonwealth which result in the suspension or debarment of the Contractor. Such costs shall include, but not be limited to, salaries of investigators, including overtime; travel and lodging expenses; and expert witness and documentary fees. The Contractor shall not be responsible for investigative costs for investigations which do not result in the Contractor's suspension or debarment.

      4. The Contractor may obtain the current list of suspended and debarred contractors by contacting the:

                             Department of General Services
                             Office of Chief Counsel
                             603 North Office Building
                             Harrisburg, PA 17125
                             Telephone No. (717) 783-6472
                             Fax No. (717) 787-9138

                                   EXHIBIT "E"

                   AMERICANS WITH DISABILITIES ACT PROVISIONS

      During the term of this contract, the Contractor agrees as follows:

      1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act, 28 C.F.R. ss.35.101 et seq., the Contractor understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the Contractor agrees to comply with the "General Prohibitions Against Discrimination," 28 C.F.R. ss.35.130, and all other regulations promulgated under Title II of The Americans With Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

      2. The Contractor shall be responsible for and agrees to indemnify and hold harmless the Commonwealth of Pennsylvania from all losses, damages, expenses, claims, demands, suits, and actions brought by any party against the Commonwealth of Pennsylvania as a result of the Contractor's failure to comply with the provisions of paragraph 1 above.

      3. "Contractor" means the individual or entity that has entered into this Agreement with the Commonwealth.

                                      NOTE

Dated: November 3, 1998
At Luzerne County, Pennsylvania

$500,000

      FOR VALUE RECEIVED, the undersigned HARRIS CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Delaware with an address at 125 Crestwood Road, Mountaintop, Pennsylvania 18707-2189 (the "Maker"), does hereby irrevocably promise to pay, without defalcation, to the order of the COMMONWEALTH OF PENNSYLVANIA acting through the Department of Community and Economic Development (the "Department'), at the latter's principal office in Harrisburg, Pennsylvania or at such other places as the Department may designate, the principal sum of Five Hundred Thousand Dollars ($500,000), or so much thereof as shall be disbursed to the Maker hereunder (the "Loan'), together with interest as provided below, in lawful money of the United States of America, payable as directed by the Department in monthly installments, a portion of which will be interest at the rate of three and three quarter percent (3.75%) per annum on the outstanding principal balance calculated on the basis of a 360 day year, and a portion of which will be a payment of principal. The monthly payments will commence on January 1, 1999, and the entire unpaid balance due will be paid on or before December 1, 2005. Failure to draw down the full amount of the Loan or prepayment of the Loan may cause a change in the amortization of the Loan either by a reduction in the amount of each monthly installment or by a reduction in the term over which the Loan shall be repaid. All payments made hereunder shall be paid into the Machinery and Equipment Loan Fund.

      Interest on the outstanding principal balance will accrue from and including the date of this Note and such interest as accrues through November 30, 1998 shall be due and payable on the first day of December, 1998, in addition to the first monthly installment of principal and interest. The monthly installments shall be applied first to interest on the unpaid principal, and the balance of said monthly installments shall be applied to principal. In addition, in the event any monthly installment provided for herein shall not be paid when due, the Maker agrees to pay a late charge of twelve and one half percent (12-1/2%) per annum of any such overdue monthly installment to compensate the Department for damages suffered because of Maker's failure to make prompt payments.

      This Note is executed and delivered pursuant to the Loan Agreement between the Maker and the Department, dated of even date herewith, (the "Loan Agreement'), and is subject to all the terms and conditions thereof, including provisions for prepayment and the acceleration of the maturity hereof under certain circumstances.

THE MAKER HEREBY COVENANTS AND AGREES AS FOLLOWS:

      1. All the terms, covenants, conditions and provisions of the Loan Agreement are incorporated herein by reference and are made a part hereof, and any breach or violation thereof shall constitute a breach or violation of this Note.

      2. Each of the following shall constitute an event of default hereunder (an "Event of Default'): (a) Maker shall fail to pay any sum required to be paid by the Maker under this Note, the Loan Agreement or the Security Agreement within thirty (30) days after the same becomes due and payable; or (b) there is an Event of Default as defined in the Loan Agreement. Upon the occurrence of an Event of Default, at the discretion of the Department, the whole unpaid balance of the principal indebtedness, together with all interest thereon and all other sums due hereunder, shall become due and payable immediately without notice to the Maker.

      3. Upon declaring an Event of Default hereunder, the Department, in its discretion, may increase the rate of interest under this Note to a rate not to exceed the greater of twelve and one-half percent (12 1/2%) per annum or the prime interest rate plus 2% per annum. If the Department increases the rate of interest under this Note by reason of any Event of Default, the increased rate of interest shall apply retroactively from the first date of the conduct giving rise to the declaration of the Event of Default and continuing prospectively until such Event of Default is cured. For purposes of this paragraph, the prime interest rate shall be the highest rate known or declared to be prime as of the first date of the conduct giving rise to the declaration of the Event of Default or the date as of which job creation is measured by those banking institutions then located within the Commonwealth of Pennsylvania with assets in excess of Three Billion Dollars ($3,000,000,000), as the case may be. If the Department increases the rate of interest under this Note pursuant to this paragraph hereof, the unpaid additional interest accruing from the date or dates of disbursement of the proceeds hereunder or from the date of the event giving rise to the declaration of the Event of Default, as the case may be, to the date the Department takes action to raise the rate of interest shall be payable immediately upon the Department's taking action to raise the rate of interest unless the Department shall otherwise permit.

      Failure to create the number of jobs specified in Maker's Loan Application which is incorporated herein by reference thereto and made a part hereof, shall give the Department the right to increase the interest rate on the Loan to a fixed interest rate equal to the greater of 121/2% per annum or two percentage points greater than the prime interest rate, unless such an increase is waived by the Department because the failure to meet the job projections is deemed to be the result of circumstances beyond the control of the Maker.

      4. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. THE MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF THE MAKER UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE

RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

      IF THE MAKER IS IN DEFAULT UNDER THE TERMS OF THIS NOTE AT THE EXPIRATION OF THIRTY (30) DAYS AFTER WRITTEN NOTICE THEREOF TO THE MAKER THEN THE MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF AN COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR AND TO ENTER AND CONFESS JUDGMENT AGAINST THE MAKER, AT ANY TIME OR TIMES AND AS OF ANY TERM, FOR THE PRINCIPAL SUM ABOVE MENTIONED, WITH OR WITHOUT DECLARATION, WITH INTEREST AND COSTS OF SUIT, WITHOUT STAY OF EXECUTION, AND WITH REASONABLE ATTORNEY'S FEES. THE MAKER AGREES THAT ANY OF ITS PROPERTY MAY BE LEVIED UPON TO COLLECT
SAID) JUDGMENT AND MAY BE SOLD UPON A WRIT OF EXECUTION, AND HEREBY WAIVES AND RELEASES ALL LAWS, NOW OR HEREAFTER IN FORCE RELATING TO EXEMPTION, APPRAISEMENT OR STAY OF EXECUTION. THE AUTHORITY HEREBY GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL THE MAKER HAS PAID ALL SUMS REQUIRED TO BE PAID BY THE MAKER UNDER THIS NOTE, THE LOAN AGREEMENT AND THE MORTGAGE AND HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREOF OR THEREOF TO BE PERFORMED BY THE MAKER.

      IF MAKER WISHED TO CHALLENGE ANY JUDGMENT CONFESSED PURSUANT TO THIS PARAGRAPH, IT SHALL DO SO ONLY BE FILING A PETITION TO OPEN THE JUDGMENT PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE RULE 2959. AS IN EFFECT FROM TIME TO TIME, ("RULE 2959") AND SHALL NOT OTHERWISE INTERFERE (BY FILING ANY CIVIL ACTION, BILL IN EQUITY, OR OTHERWISE) WITH THE OPERATION OF THE JUDGMENT GRANTED PURSUANT TO THIS SECTION. MAKER EXPRESSLY ACKNOWLEDGES THAT THE PROCEDURE AVAILABLE TO IT THROUGH RULE 2959 WILL PROVIDE IT WITH A FULL AND FAIR OPPORTUNITY TO BE HEARD AS TO ANY REASON WHY JUDGMENT SHOULD NOT BE ENTERED AGAINST IT.

      THE MAKER ACKNOWLEDGES THAT IT UNDERSTANDS THE MEANING AND EFFECT OF THE CONFESSION CONTAINED IN THE FOREGOING PARAGRAPH. SPECIFICALLY, THE MAKER UNDERSTANDS AMONG OTHER THINGS THAT (1) IT IS RELINQUISHING THE RIGHT TO HAVE NOTICE EXCEPT AS PROVIDED HEREIN, AN OPPORTUNITY TO BE HEARD AND THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON THE DEPARTMENT PRIOR TO THE ENTRY OF JUDGMENT. (2) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON ITS PROPERTY. (3) IT WILL BEAR THE BURDEN AND EXPENSE OF ATTACKING THE JUDGMENT AND CHALLENGING EXECUTION ON THE LIEN AND SALE OF PROPERTY COVERED THEREBY, AND (4) ENOUGH OF ITS PROPERTY MAY BE

TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST COSTS AND ATTORNEY'S FEES.

      5. Prepayments of the principal indebtedness may be made at any time, without premium.

      6. All of the covenants herein contained shall accrue to the benefit of the successors and assigns, voluntary or involuntary, of the Department.

      7. Demand, grace, presentment for payment, protest, notice of dishonor or nonpayment and notice of the exercise of any option hereunder are hereby waived by the Maker and all guarantors and endorsers hereof.

      8. The remedies provided in this Note, the Loan Agreement and the Security Agreement or otherwise available to the Department for the enforcement of the payment of the principal sum together with interest and performance of the covenants, conditions, and agreements, matters and things herein and therein contained are cumulative and concurrent and may be pursued singly or successively or together at the sole discretion of the Department, and may be exercised from time to tune as often as occasion therefor shall occur until the Department has been paid all sums due in full.

      9. The terms and provisions of this Note are severable. The unenforceability or invalidity of any one or more of the terms, covenants, conditions or provisions of this Note under federal, state or other applicable law shall not render any other term, covenant condition or provision hereunder unenforceable or invalid. In the event any waiver by the Maker hereunder is prohibited by law, including but not limited to the waiver of exemption from execution, such waiver shall be and be deemed to be deleted herefrom.

      10. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

      IN WITNESS WHEREOF, intending to be legally bound hereby, the Maker has caused this Note to be duly executed, the day and year first above written.


ATTEST:                                HARRIS CORPORATION
                                       SEMICONDUCTOR SECTOR


/s/ Richard L. Balantyne               By  /s/ Gregory L. Williams
------------------------                   -----------------------
Secretary                                  Sector President

(CORPORATE SEAL)

                               SECURITY AGREEMENT

GRANTING CLAUSE

      HARRIS CORPORATION, a Delaware corporation with offices at 125 Crestwood Road, Mountaintop, Pennsylvania 18707-2189, (hereinafter referred to as `Debtor") grants to the COMMONWEALTH OF PENNSYLVANIA, acting through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT (hereinafter referred as "Department") a security interest in the machinery and equipment listed on Exhibit "A" hereto and all parts, replacements, accessions and any proceeds of insurance thereon (the "Collateral").

      This Security Agreement secures payment to the Department of $500,000 as provided in a Note executed by Debtor as Maker, the performance of Debtor's obligations stated herein, and all other obligations (direct, indirect, primary, secondary) of Debtor to the Department now or hereafter existing.

LOCATION AND USE OF COLLATERAL

      Debtor represents and warrants that the Collateral will be used Primarily for Debtor's business. Debtor is a corporation with offices at 125 Crestwood Road, Mountaintop, Pennsylvania 18707-2189. The Collateral is or will be located at 125 Crestwood Road, Mountaintop in Luzerne County, Pennsylvania 18707-2189. Debtor will not permit any of the Collateral to be removed from Luzerne County without the prior written consent of the Department.

      The Collateral may be attached to real estate commonly known as 125 Crestwood Road, Mountaintop in Luzerne County, Pennsylvania, and the manufacturing plant located or to be located there in such a manner as to become a fixture and in that case the security interest created hereby will attach to the fixtures. On demand of the Department, Debtor will furnish a written disclaimer of any interest in the Collateral by any lessor of the real property.

      The Proceeds of the obligation secured hereby will be used to purchase the Collateral and the security interest will create, upon filing of financial statements in the required offices, a perfected first lien upon the Collateral.

DEBTOR'S DUTIES

      1. Debtor will not permit any lien or secured interest other than that created hereby to attach to the Collateral nor permit the Collateral to be levied upon, attached or seized, nor permit the Collateral to become an accession to other goods. Debtor will defend the Collateral against the claims and demands of all persons except the Department. Debtor will not lease or dispose of the Collateral without the prior written consent of the Department. Debtor will notify the Department at least 30 days in advance of its intention to acquire the Collateral, and the location of the newly acquired Collateral.

      2. Debtor agrees to comply with all governmental regulations or statute affecting the use of the Collateral and will not commit nor permit any act of waste or injury to the Collateral nor use or permit use of the Collateral in any unlawful manner. Debtor will keep the Collateral in good repair. The Department may inspect the Collateral at reasonable times and intervals and may for this purpose enter the premises upon which the Collateral is located upon reasonable notice to Debtor.

      3. Debtor will keep the Collateral continuously insured with such carriers, and in such amount, and against such risks as shall be reasonably satisfactory to the Department, with the loss payable clause in favor of the Department All policies of insurance shall provide for thirty days' written notice of cancellation to the Department, and the Department shall be furnished with evidence of compliance with the foregoing provisions. In the event of loss, the Department shall have full power to settle, adjust and collect any and all of the proceeds from the insurance coverage on the Collateral which shall be paid over to and shall at the Department's option pay such proceeds against the Loan, purchase new Collateral or repair or restore the collateral. Debtor may maintain this insurance coverage under its corporate wide "umbrella" insurance coverage with its standard deductibles.

      4. Debtor will pay before they become delinquent all taxes, or other governments charges levied against the Collateral or its use, and all assessments, including stock assessments, and will pay any tax which may be levied on any obligation secured hereby.

      5. Debtor will execute from time to time any financing statements or other documents and do other acts considered by the Department to be appropriate to perfect or protect the security interest and shall pay all costs and expenses (including reasonable fees and expenses of counsel and filing fees) related to the preparation and filing of any financing statements, continuation statements or other documents related to the protect of the security interest.

      6. Debtor shall notify the Department of the following events within sixty
(60) days of the date of their occurrence, regardless of whether Debtor has received any required consent of the Department at or prior to said event: structure;

      (a) Change in Debtor's name, or in the case of an organization, its name, identity or corporate structure;

      (b) Change in Debtor's principal offices, place of business, notice address, or residence; or

      (c) Change in location of Collateral.

The giving of notice as required in this Section shall not act as a wavier of any consent of the Department, required herein or in the Loan Documents, nor shall it estop the Department from exercising or enforcing any of its rights or remedies with respect to the occurrence of any such event without the required consent.

      7. At its option, and without any obligation to do so the Department, may pay any taxes, assessments, liens, security interest or other encumbrances at any time placed against the Collateral, and may pay for insurance, repair and preservation of Collateral and any necessary expenses, including reasonable attorney fees, to protect the priorities of the Department's interests in the Collateral and in exercising its rights and remedies on default. Any amount so paid shall be repaid by Debtor and shall be part of the debt secured hereby.

      8. Debtor agrees to indemnify and save harmless the Department from any loss, or damage caused by the Collateral or its use and to immediately give written notice to the Department of any loss or damage to, or loss of possession of, the Collateral, occasioned by any cause whatsoever.

      9. If the Collateral should become unsatisfactory to the Department or deteriorate in market or actual value, Debtor shall promptly after demand reduce the debt to the Department to the extent specified by it, or increase the Collateral in sufficient amounts to fully collateralize the Department.

EVENTS OF DEFAULT

      Time is of the Essence

      Debtor shall be in default upon the happening of any of the following events: (a) any failure to pay when due the principal and interest, insurance premiums, and taxes (except if such taxes are being contested in good faith and debtor has posted bond or some other form of security including, but not limited to, an escrow account containing the full amount of the tax obligation) or other obligations secured hereby and such failure shall continue for a period of thirty (30) days; (b) any failure to perform or observe any term or agreement herein; (c) any representation or warranty made by Debtor herein or any financial statement given by Debtor to the Department as a basis for any extension of credit secured hereby shall prove to have been incorrect in any material respect, (d) if the Collateral shall be seized or levied upon under any legal or governmental process against the Debtor or against the Collateral; or if the Collateral is lost, stolen, substantially damaged, destroyed, or unreasonably depreciates in value; or if any equity in the Collateral is assigned without the written consent of the Department; or (e) if the Debtor becomes insolvent, is the subject of any insolvency proceeding, has any property placed in the control of a custodian, fails to maintain its corporate existence in good standing, or if the Department believes that the prospect of payment or performance under the Loan Documents is impaired.

REMEDIES ON DEFAULT

      Upon default, the entire amount of the outstanding principal balance and other charges and indebtedness secured hereby shall, at the option of the Department, become due and payable at the expiration of thirty days. The Department shall have the immediate right to pursue all remedies provided by law, together with all rights provided in this agreement and in any notes secured by this agreement and in any other applicable security agreement or loan agreement, all of which remedies and rights shall be cumulative to the extent permitted.

      The Department may require Debtor to assemble all or any part of the Collateral and make it available to the Department at any place designated in a notice sent to Debtor. Debtor agrees that the Department's place of business shown on this agreement is a place reasonably convenient to it to assemble the Collateral.

      Debtor agrees that a notice sent to it by first class mail, or otherwise in accordance with the notice provisions set forth in the Loan Agreement, thirty days before the time of any public sale or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.

NON-WAIVER ADEQUATE NOTICE, AND PROHIBITION OF ORAL MODIFICATIONS

      Notice to Debtor under the Note or his Agreement shall be deemed sufficient if given in accordance with the notice provisions set forth in the Loan Agreement. No failure or delay of the Department in exercising any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by the Department of any right or remedy hereunder preclude any other or future exercise of any other right or remedy. This Security Agreement shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The venue of any action brought upon this agreement, shall be Dauphin County, unless the Department agrees in writing to another location. All the terms of this Agreement shall inure to the benefit of and bind the successors and assignees of the parties. This Agreement may be amended in writing only. Such amendment must be executed by any party against whom enforcement of any waiver, modification or discharge is sought.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this 2nd day of November, 1998, effective as of November 3, 1998.



ATTEST:                                HARRIS CORPORATION
                                       SEMICONDUCTOR SECTOR


/s/ Richard L. Balantyne               By  /s/ Gregory L. Williams
------------------------                   -----------------------
Secretary                                  Sector President

(CORPORATE SEAL)

                                   EXHIBIT "A"

      Debtor's "Equipment" - The machinery, equipment and other tangible personal property listed below, and all parts, replacements, additions and accessions thereto, any proceeds of sale or disposition thereof and any proceeds of insurance thereon or condemnation thereof.

                             THE EQUIPMENT SCHEDULE

TYPE OF EQUIPMENT          VENDOR/MANUFACTURER     MODEL NO/SERIAL NO.
-----------------          -------------------     -------------------
Chemical vapor deposition  Novellus Systems, Inc.  Concept One-200 Maxus 96-
system                                             24-2151